EXHIBIT 3.b

                              BYLAWS
                                OF
                     FINGERHUT COMPANIES, INC.
              (hereinafter called the "Corporation")

                             ARTICLE I
                              OFFICES

           Section 1.  Registered Office.  The registered office

of the Corporation shall be in the City of Minnetonka, County of

Hennepin, State of Minnesota.

           Section 2.  Other Offices.  The Corporation may also

have offices at such other places both within and without the

State of Minnesota as the Board of Directors may from time to time determine.

                            ARTICLE II

                     MEETINGS OF SHAREHOLDERS

           Section 1.  Place of Meetings. Meetings of the

shareholders for the election of directors or for any other

purpose shall be held at such time and place, either within or without the State of Minnesota, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           Section 2.  Annual Meetings.  The Annual Meetings of

Shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the

shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.  Written notice of the Annual Meeting, stating the place, date and hour of the meeting, shall be given to each

shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.



           Section 3.  Special Meetings.  Unless otherwise

prescribed by law or by the Amended and Restated Articles of

Incorporation, Special Meetings of Shareholders, for any purpose or purposes, may be called by either (i) the Chairman of the

Board, if there be one, (ii) the Chief Executive Officer, or (iii)

the Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of

Directors or at the request in writing of shareholders owning a majority of the capital stock of the Corporation issued and

outstanding and entitled to vote at such meeting.  Such request shall state the purpose or purposes of the proposed meeting.

Written notice of a Special Meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

           Section 4.  Quorum.  Except as otherwise provided by

law or by the Amended and Restated Articles of Incorporation, the

holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business thereat.  If however, such quorum shall not be present or

represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time,

without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

           Section 5.  Voting.  Unless otherwise required by law,

the Amended and Restated Articles of Incorporation or these

Bylaws, any question properly brought before any meeting of

shareholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.

Each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder.  Such votes may be cast in person or by proxy, but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period.

          Section 6.  Consent of Shareholders in Lieu of Meeting.

Unless otherwise provided in the Amended and Restated Articles of

Incorporation, any action required or permitted to be taken at any

Annual or Special Meeting of Shareholders of the Corporation, may

be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken,

shall be signed by all the holders of outstanding stock entitled to vote on such action.

          Section 7.  Share Register.  The Corporation shall keep

at its principal executive office, at the offices of the person or entity designated from time to time as the transfer agent of the

Corporation for purposes of maintaining a record of transfers of capital stock of the Corporation, or at another place or places within the United States determined by the Board of Directors, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder and a record of the dates on which certificates or transaction statements representing shares were issued.

          Section 8.  Stock Ledger.  The stock ledger of the

Corporation shall be the only evidence as to who are the

shareholders entitled to examine the stock ledger, the list

required by Section 7 of this Article II or the books of the

Corporation, or to vote in person or by proxy at any meeting of shareholders.

           Section 9.  Notice of Shareholder Business.  At any

Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting by or at the direction of the Board of Directors or by any shareholder who complies with the procedures set forth in this Section 9.

      Except as otherwise provided by the Amended and Restated

Articles of Incorporation or by law, the only business that shall be conducted at any Annual Meeting of the Shareholders shall (i)

have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Article II, Section 2, of these Bylaws, (ii) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting or (iii) be otherwise properly brought before the meeting by a shareholder.  In addition to any other applicable requirements,

including (without limitation) requirements imposed by federal securities laws pertaining to proxies, for business to be properly brought before an Annual Meeting by a shareholder, the business must have been specified in a written notice (a "Shareholder

Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote

thereat.  Each Shareholder Meeting Notice must be delivered

personally, or be mailed by first-class United States mail,

postage prepaid, to and received by, the Secretary of the

Corporation, at the principal executive offices of the

Corporation, not less than 50 days nor more than 75 days prior to the Annual Meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the

Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made.  Each Shareholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the shareholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such

shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Shareholder Meeting Notice; and (iv) all other information that would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Securities Exchange

Act of 1934, as amended.  No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this paragraph or in Article II, Section 10, of these

Bylaws.

           Nothing in this Section 9 shall be deemed to preclude

discussion by any shareholder of any business properly brought before the Annual Meeting.

           The presiding officer of an Annual Meeting shall, if

the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting, and any such business not

properly brought before the meeting, shall not be transacted.

           Section 10.  Written Ballots.  Voting at meetings of

shareholders need not be by written ballot, except with respect to the election of directors, and need not be conducted by inspectors of election, unless other-wise required by law or unless the presiding officer of the meeting shall so determine or

shareholders represented in person or by proxy at the meeting holding at least ten percent (10%) of the shares entitled to vote at the meeting so demand.  Each vote taken by written ballot shall contain the name of the shareholder or proxy voting, the number of shares represented and such other information as may be required under procedures established for the meeting by the presiding officer, and shall be counted by an inspector or inspectors

appointed by the presiding officer.



                            ARTICLE III
                             DIRECTORS

           Section 1.  Number and Election of Directors.  The

Board of Directors shall consist of the number of directors set in accordance with the Amended and Restated Articles of

Incorporation.  Any director may resign at any time by giving written notice to the Chairman of the Board, if there be one, the

Chief Executive Officer or the Secretary.  Directors need not be shareholders.

           Section 2.  Duties and Powers.   The business of the

Corporation shall be managed by or under the direction of the

Board of Directors, which may exercise all such powers of the

Corporation and do all such lawful acts and things as are not by statute, by the Amended and Restated Articles of Incorporation or

by these Bylaws directed or required to be exercised or done by the shareholders.

           Section 3.  Meetings.  The Board of Directors of the

Corporation may hold meetings, both regular and special, either within or without the State of Minnesota.  Regular meetings of the

Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of

Directors.  Special meetings of the Board of Directors may be called by the Secretary when and as he shall be so requested to do in writing by the Chairman of the Board, if there be one, the

Chief Executive Officer or any three directors.  Notice thereof,

stating the place, date and hour of the meeting, shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-

four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

           Section 4.  Quorum.  Except as may be otherwise

specifically provided by law, the Amended and Restated Articles of

Incorporation or these Bylaws, at all meetings of the Board of

Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except that an act of the Board of Directors shall not in any event be taken by the affirmative vote of less than one-third of the total number of directors constituting the entire Board of Directors.

If a quorum shall not be present at any meeting of the Board of

Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           Section 5.  Actions of Board Without Meeting.  Unless

otherwise provided by the Amended and Restated Articles of

Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any

committee thereof may be taken without a meeting if all the

members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.



           Section 6.  Meetings by Means of Conference Telephone.

Unless otherwise provided by the Amended and Restated Articles of

Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of

Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment, by means of which all persons

participating in the meeting can hear each other, and

participation in a meeting pursuant to this Section 6 shall

constitute presence in person at such meeting.

           Section 7.  Committees.  The Board of Directors may, by

resolution passed by a majority of the entire Board of Directors,

designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of

Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting,

whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided for in the resolution establishing such committee, shall have and may

exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Each committee shall keep regular minutes and report to the Board of Directors when required.

           Section 8.  Compensation.  The directors may be paid

their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.

No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be

allowed like compensation for attending committee meetings.

           Section 9.  Interested Directors.  No contract or

transaction between the Corporation and one or more of its

directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of

Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their

relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee,

and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the Board of Directors on the committee, but the interested directors as directors shall not be counted in determining the presence of a quorum and shall not vote; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the

shareholders entitled to vote thereon, and the contract or

transaction is specifically approved in good faith by (a) the holders of two-thirds of the voting power of the shares entitled to vote that are owned by persons other than the interested

director or directors, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote; or (iii) the contract or transaction is fair as to the

Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the

shareholders.

           Section 10.  Nomination of Director.  Except as

otherwise fixed pursuant to Article IV of the Amended and Restated

Articles of Incorporation of the Corporation relating to the rights of the holders of any one or more classes or series of

Preferred Stock issued by the Corporation, acting separately by class or series, to elect, under specified circumstances,

directors at a meeting of shareholders, nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for election of directors at such meeting.  Such nominations, other than those made by the Board of Directors,

shall be made by notice in writing delivered personally, or mailed by first-class United States mail, postage prepaid, to and

received by the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 50 days nor more then 75 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, such nomination shall have been mailed or delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or such public disclosure was made.  Such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting

(if such date shall then have been made publicly available) and as of the date of such notice; (iii) a representation that the

shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) which the nomination or nominations are to be made by such shareholder; (v) such other information regarding each

nominee proposed by such shareholder as would be required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules of the Securities and Exchange

Commission; and (vi) the written consent of such person to serve as a director of the Corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.



                            ARTICLE IV
                             OFFICERS

          Section 1.  General.  The officers of the Corporation

shall be chosen by the Board of Directors and shall be a Chief

Executive Officer and Chief Financial Officer, however designated.

The Board of Directors, in its discretion, may also choose a

Chairman of the Board (who must be a director), Secretary,

Treasurer and one or more Vice Presidents, Assistant Secretaries,

Assistant Treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The

officers of the Corporation need not be shareholders of the

Corporation, nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

           Section 2.  Election.  The Board of Directors, at its

first meeting held after each Annual Meeting, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors;

and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier

resignation or removal.  Any officer elected by the Board of

Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of

Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

           Section 3.  Voting Securities owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting,

consents and other instruments relating to securities owned by the

Corporation may be executed in the name of and on behalf of the

Corporation by the Chief Executive Officer or any Vice President,

and any such officer may, in the name of and on behalf of the

Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own

securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

           Section 4.  Chairman of the Board.  The Chairman of the

Board, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors.  Except where by law the signature of the Chief Executive Officer is required, the

Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation that may be authorized by the Board of Directors.  During the absence or disability of the

Chief Executive Officer, the Chairman of the Board shall exercise all the powers and discharge all the duties of the Chief Executive

Officer.  The Chairman of the Board of Directors shall also

perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the

Board of Directors.


          Section 5. Chief Executive Officer.  The Chief Executive

Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chairman of the Board.  In the absence or disability of the Chairman of the

Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of

Directors.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of

Directors.

           Section 6. Vice Presidents.  At the request of the

Chief Executive Officer or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the

Board), the Vice President or the Vice Presidents (if there is more than one in the order designated by the Board of Directors),

shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  Each Vice

President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

If there be no Chairman of the Board and no Vice President, the

Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act,

shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

           Section 7.  Secretary.  The Secretary shall attend all

meetings of the Board of Directors and all meetings of

shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also

perform like duties for the standing committees when required.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and Special Meetings of the Board of

Directors and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and Special Meetings of the Board of Directors, and

if there be no Assistant Secretary, then either the Board of

Directors or the Chief Executive Officer may choose another

officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so

affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of

Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.  The Secretary shall see that all books, reports,

statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

           Section 8.  Treasurer.  The Treasurer shall have the

custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the

Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the

Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the

Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial

condition of the Corporation.  If required by the Board of

Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the

Corporation.

           Section 9.  Assistant Secretaries.  Except as may be

otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of

Directors, the Chief Executive Officer, any Vice President, if

there be one, or the Secretary, and in the absence of the

Secretary or in the event of his disability or refusal to act,

shall perform the duties of the Secretary, and when so acting,

shall have all the powers of and be subject to all the

restrictions upon the Secretary.

           Section 10.  Assistant Treasurers.  Assistant

Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the

Board of Directors, the Chief Executive Officer, any Vice

President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so

acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of

Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful

performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.



           Section 11.  Other Officers.  Such other officers as

the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and

powers.



                             ARTICLE V
                               STOCK

           Section 1.  Form of Certificates.  Every holder of

stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by (i) the Chairman of the

Board, the Chief Executive Officer or a Vice President and (ii)

the Treasurer or an Assistant Treasurer, or the Secretary or an

Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

           Section 2.  Signatures.  Where a certificate is

countersigned by (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such

officer, transfer agent or registrar at the date of issue.

           Section 3. Lost Certificates.  The Board of Directors

may direct a new certificate to be issued in place of any

certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new cer-tificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal

representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the

certificate alleged to have been lost, stolen or destroyed.

           Section 4.  Transfers.  Stock of the Corporation shall

be transferable in the manner prescribed by law and in these

Bylaws.  Transfers of stock shall be made on the books of the

Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

           Section 5.  Record Date.  In order that the Corporation

may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or

entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of

Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           Section 6.  Beneficial Owners.  The Corporation shall

be entitled to recognize the exclusive right of a person

registered on its books as the owner of shares to receive

dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                            ARTICLE VI
                              NOTICES

           Section 1.  Notices.  Whenever written notice is

required by law the Amended and Restated Articles of Incorporation

or these Bylaws, to be given to any director, member of a

committee or shareholder, such notice may be given by mail,

addressed to such director, member of a committee or shareholder,

at his address as it appears on the records of the Corporation,

with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the

United States mail.  Written notice may also be given personally or by telegram, telex or cable.

           Section 2.  Waivers of Notice.  Whenever any notice is

required by law, the Amended and Restated Articles of

Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing,

signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed

equivalent thereto.

                            ARTICLE VII

                        GENERAL PROVISIONS

           Section 1.  Dividends.  Dividends upon the capital

stock of the Corporation, subject to the provisions of the Amended and Restated Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or Special Meeting, and may be paid in cash, in property, or in shares of the capital stock.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet

contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

           Section 2.  Disbursements.  All checks or demands for

money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of

Directors may from time to time designate.

           Section 3.  Fiscal Year.  The fiscal year of the

Corporation shall be a 52 or 53-week year ending on the last

Friday of each calendar year or as may be determined by resolution of the Board of Directors.

           Section 4.  Corporate Seal.  If so directed by the

Board of Directors, the Corporation may use a corporate seal.  The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation.  The seal need only include the word "seal", but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.



                           ARTICLE VIII
                          INDEMNIFICATION

           Section 1.  Indemnification of Directors and Officers.

The Corporation shall indemnify, to the fullest extent permissible under the Minnesota Business Corporation Act, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil,

criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director or officer of the

Corporation, or of another corporation, joint venture, trust or other organization in which such person serves as a director or officer at the request of the Corporation or by reason of such person being or having been an administrator or a member of any board or committee of this Corporation, or of any such other organization.

           Section 2.  Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of ex-penses to employees and agents of the

Corporation similar to those conferred in this Article VIII to directors and officers.